UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 1, 2026, Blackstone Infrastructure Strategies L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $173.3 million(1). The following table details the Units sold by the Fund:

	Number of Units Sold(2)	Consideration
Class I	4,433,026	$128,925,261
Class S	1,475,301	$42,409,000
Class D	69,024	$2,000,000

(1)

The Fund, together with other Blackstone-managed vehicles that invest alongside the Fund, but excluding Blackstone Private Market Solutions SCA-SICAV – Blackstone Infrastructure ELTIF (“BXINFRA Lux”), collectively form “BXINFRA.” BXINFRA and BXINFRA Lux are operated as distinct investment structures and are together referred to as the “BXINFRA Fund Program.” On May 1, 2026, the BXINFRA Fund Program (inclusive of the Fund) issued interests for aggregate consideration of approximately $204.3 million, excluding interests sold through the Fund’s distribution reinvestment plan.

(2)

The number of Units sold by the Fund was finalized on May 28, 2026, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of April 30, 2026. See Item 7.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Infrastructure Strategies (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 7.01	Regulation FD Disclosure

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of April 30, 2026 is as follows:

Transactional NAV as of April 30, 2026
Class I	$29.08
Class S	$28.75
Class D	$28.98

As of April 30, 2026, BXINFRA’s aggregate Transactional NAV was approximately $5.0 billion and BXINFRA Lux’s aggregate Transactional NAV was approximately $272.0 million.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Calculation of Net Asset Value” of the Fund’s Annual Report on Form 10-K filed on March 6, 2026. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the Fund’s valuation policy that has been approved by the Fund’s board of directors. Organization and offering expenses advanced on the Fund’s behalf by the Fund’s investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on January 1, 2026, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: May 29, 2026	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

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